Exhibit 99.1

United Parks & Resorts Inc. Reports Fourth Quarter and Fiscal 2025 Results

ORLANDO, FL, February 26, 2026 - United Parks & Resorts Inc. (NYSE: PRKS), a leading theme park and entertainment company, today reported its financial results for the fourth quarter and fiscal year 2025.

Fourth Quarter 2025 Results

•
Attendance was 4.8 million guests, a decrease of approximately 126,000 guests or 2.6% from the fourth quarter of 2024.
•
Total revenue was $373.5 million, a decrease of $10.8 million or 2.8% from the fourth quarter of 2024.
•
Net income was $15.1 million, a decrease of $12.8 million or 46% from the fourth quarter of 2024. This includes a one-time non-cash write-off of bad debt expense of $7.6 million dollars.
•
Adjusted EBITDA[1] was $115.2 million, a decrease of $29.3 million or 20.3% from the fourth quarter of 2024. This includes a one-time non-cash write-off of bad debt expense of $7.6 million dollars.
•
Total revenue per capita[2] decreased 0.2% to $78.56 from the fourth quarter of 2024. Admission per capita[2] decreased 2.2% to $42.67 while in-park per capita spending[2] increased 2.1% to a record $35.89 from the fourth quarter of 2024.

Fiscal 2025 Results

•
Attendance was 21.2 million guests, a decrease of approximately 378,000 guests or 1.8% from fiscal 2024.
•
Total revenue was $1.7 billion, a decrease of $62.7 million or 3.6% from fiscal 2024.
•
Net income was $168.4 million, a decrease of $59.1 million or 26.0% from fiscal 2024.
•
Adjusted EBITDA was $605.1 million, a decrease of $95.0 million or 13.6% from fiscal 2024.
•
Total revenue per capita decreased 1.9% to $78.54 from fiscal 2024. Admission per capita decreased 4.3% to a $41.73 while in-park per capita spending increased 1.0% to a record $36.81 from fiscal 2024.

Other Highlights

•
During fiscal 2025, the Company repurchased approximately 4.2 million shares of common stock (or approximately 7.6% of total shares outstanding)[3] at a total cost of approximately $157.0 million.[4] The Company has repurchased approximately 2.5 million shares (or approximately 4.5% of total shares outstanding)[3] for an aggregate total of approximately $90.1 million from the beginning of the first quarter of 2026 through February 24, 2026.
•
During fiscal 2025, the Company came to the aid of 825 animals in need in the wild. The total number of animals the Company has helped over its history is more than 42,000.[5]

"Our fiscal 2025 results did not meet our expectations. While the consumer environment was uneven and our results were impacted by negative international tourism trends and volatile weather during certain peak visitation periods, we should have delivered better results, particularly on the cost side of the income statement. We have moved decisively to address our less than optimal cost management and have updated and focused our plans and investments for 2026 designed to drive attendance and guest spending across our parks. These include a compelling lineup of new rides, shows and attractions, an updated events calendar, an expanded concert lineup, new and upgraded food and retail locations, a revamped and enhanced marketing plan and strategy as well as other investments that we expect will drive demand and spending across our parks," said Marc Swanson, Chief Executive Officer of United Parks & Resorts Inc. "Combined with disciplined operational execution and an additional heightened focus on cost management and efficiency, we are confident these initiatives position us to deliver strong financial performance in 2026."

"Our fourth quarter performance was impacted by lower international visitation and fewer operating days compared to the fourth quarter of 2024. The net impact of weather was essentially flat compared to last year, as the recovery from hurricanes in the prior year was offset by unfavorable weather during certain peak visitation periods, particularly in San Diego and Williamsburg as well as Florida in the peak last few days of the year. Excluding the impacts of international visitation and operating days, underlying attendance trends would have been approximately flat for the quarter. Importantly, we reported record in-park per capita spending in the quarter, underscoring that guests continue to respond positively to our offerings and spend when they visit our parks."

"In 2025 and through February 24, 2026, we repurchased 6.7 million shares, representing approximately 12% of our shares outstanding, underscoring our strong cash flow generation, long-standing commitment to returning excess cash to our shareholders, and deep conviction in the exceptional value of our shares."

[1] This earnings release includes Adjusted EBITDA, Covenant Adjusted EBITDA and Free Cash Flow which are financial measures that are not calculated in accordance with Generally Accepted Accounting Principles in the U.S. (“GAAP”). See “Statement Regarding Non-GAAP Financial Measures and Key Performance Metrics” section and the financial statement tables for the definitions of Adjusted EBITDA, Covenant Adjusted EBITDA and Free Cash Flow and the reconciliation of these measures for historical periods to their respective most comparable financial measures calculated in accordance with GAAP.

[2] This earnings release includes key performance metrics such as total revenue per capita, admissions per capita and in-park per capita spending. See “Statement Regarding Non-GAAP Financial Measures and Key Performance Metrics” section for definitions and further details.

[3] As of February 21, 2025.

[4] The Company repurchased approximately 3.9 million shares of common stock at a total cost of approximately $144.7 million during the fourth quarter of 2025.

[5] In the fourth quarter of 2025, the Company came to the aid of 178 animals in need in the wild.

“Looking ahead to 2026, Discovery Cove advanced booking revenue is up high single digits and company-wide group booking revenue is pacing up over 50%. We also continue to see meaningful upside in our sponsorship business and view it as a $30 million-plus revenue opportunity in the coming years.”

“Our priorities remain clear: deliver memorable, differentiated guest experiences that drive attendance and guest spending, operate with discipline and efficiency, and build long-term value for shareholders. I want to thank our ambassadors for their hard work and dedication as we move through 2026," concluded Swanson.

In 2025, the Company received numerous industry accolades including SeaWorld Orlando being voted as #3 Nation's Best Amusement Park by USA Today readers and it was also recognized as a Golden Ticket Awards Legend for its 17-year streak of being voted the Best Marine Life/Wildlife Park; Aquatica Orlando was voted as #3 for the Nation's Best Outdoor Water Park by USA Today readers; Discovery Cove was awarded the 2025 Best Family Travel Award by Good Housekeeping and Newsweek Readers' Choice Awards voted it the #1 Best Animal Encounter in Florida. In addition, Discovery Cove received USA Today 10 Best Readers' Choice Awards: its Wind-Away River was named the Best Lazy River in America. The park was also previously ranked as the #1 Theme Park in Orlando by the same publication. Busch Gardens Williamsburg was named World's Most Beautiful Theme Park for the 35th consecutive year by the National Amusement Park Historical Association and reclaimed the title of Most Beautiful Park at the 2025 Golden Ticket Awards.

For 2026, the Company has an outstanding line-up of new rides and attractions, popular events and new and improved in park venues and offerings across its parks. The Company’s new rides and attractions include the following:

•
SeaWorld Orlando: SEAQuest: Legends of the Deep. Guests will embark on a vibrant submersible adventure through dazzling undersea ecosystems, where they'll encounter extraordinary lifeforms, breathtaking environments, and inspiring stories of the sea. This groundbreaking attraction plunges explorers into an environment of awe and mystery, guided by the SeaWorld Adventure Team.
•
SeaWorld San Diego: will debut a re-imagined and immersive version of the Shark Encounter this spring as part of the "Fin Shui" project. Guests will encounter mesmerizing new shark species alongside a vibrant array of marine life—including additional sharks and colorful fish—as the expanded exhibit transforms into a dynamic underwater adventure.
•
SeaWorld San Antonio: will introduce Barracuda Strike, Texas' First Inverted Family Coaster. The one-of-a-kind attraction invites guests of all ages to dive into the deep and experience the ocean's most agile predator like never before. With every twist, drop, and tight turn, Barracuda Strike will deliver a rush of excitement that's bold enough for thrill-seekers, yet built for the whole family.
•
Busch Gardens Tampa Bay: will soon open the all-new Lion & Hyena Ridge, an extraordinary new addition to the park's award-winning animal care portfolio and the most ambitious new habitat in more than a decade. This reimagined area of the park expands the existing space to more than double its previous size, creating nearly 35,000 square feet of dynamic savanna terrain where two of Africa's most iconic species will thrive - a pride of five young male lions and a pair of playful hyenas.
•
Busch Gardens Williamsburg: Verbolten - Forbidden Turn a re-imagined indoor/outdoor multi-launch roller coaster opening this spring with new immersive storytelling and special effects. This family-friendly roller coaster delivers surprises at every turn as it transports visitors through the Black Forest, soon discovering all is not what it seems.

Fourth Quarter 2025 Results

In the fourth quarter of 2025, the Company hosted approximately 4.8 million guests, generated total revenues of $373.5 million, net income of $15.1 million and Adjusted EBITDA of $115.2 million. The decrease in total revenue of $10.8 million compared to the fourth quarter of 2024 was primarily a result of a decrease in attendance and total revenue per capita. Attendance decreased approximately 126,000 guests when compared to the fourth quarter of 2024 primarily due to a decline in international visitation. Total revenue per capita decreased due to a decrease in admissions per capita partially offset by an increase in in-park per capita spending.

	Three Months Ended December 31,		Variance
	2025	2024	%
(Unaudited, in millions, except per share and per capita amounts)
Total revenues	$373.5	$384.4	(2.8%)
Net income	$15.1	$27.9	(46.0%)
Earnings per share, diluted	$0.28	$0.50	(44.0%)
Adjusted EBITDA	$115.2	$144.5	(20.3%)
Net cash provided by operating activities	$78.4	$112.5	(30.3%)
Attendance	4.76	4.88	(2.6%)
Total revenue per capita	$78.56	$78.75	(0.2%)
Admission per capita	$42.67	$43.61	(2.2%)
In-Park per capita spending	$35.89	$35.14	2.1%

Fiscal 2025 Results

In fiscal 2025, the Company hosted approximately 21.2 million guests and generated total revenues of $1.7 billion, net income of $168.4 million and Adjusted EBITDA of $605.1 million. The decrease in total revenue of $62.7 million compared to 2024 was primarily a result of a decrease in attendance and total revenue per capita. Attendance decreased by 378,000 guests when compared to 2024 primarily due to a combination of factors including a decline in visitation from international markets and reseller tickets along with changes in operating schedules across parks and less than optimal execution. Total revenue per capita decreased due to a decrease in admissions per capita partially offset by an increase in in-park per capita spending.

	Fiscal Year Ended December 31,		Variance
	2025	2024	%
(Unaudited, in millions, except per share and per capita amounts)
Total revenues	$1,662.6	$1,725.3	(3.6%)
Net income	$168.4	$227.5	(26.0%)
Earnings per share, diluted	$3.06	$3.79	(19.3%)
Adjusted EBITDA	$605.1	$700.2	(13.6%)
Net cash provided by operating activities	$380.1	$480.1	(20.8%)
Attendance	21.17	21.55	(1.8%)
Total revenue per capita	$78.54	$80.07	(1.9%)
Admission per capita	$41.73	$43.61	(4.3%)
In-Park per capita spending	$36.81	$36.46	1.0%

Share Repurchases

The Company repurchased approximately 3.9 million shares of common stock at a total cost of approximately $144.7 million during the fourth quarter. During 2025, the Company repurchased approximately 4.2 million shares of common stock (or approximately 7.6% of total shares outstanding)[3] at a total cost of approximately $157.0 million.

The Company has repurchased over 2.5 million shares (or approximately 4.5% of total shares outstanding)[3] for an aggregate total of approximately $90.1 million from the beginning of the first quarter of 2026 through February 24, 2026.

Rescue Efforts

In the fourth quarter of 2025, the Company came to the aid of 178 animals in need in the wild. The total number of animals the Company has helped over its history is more than 42,000.

The Company is a leader in animal rescue. Working in partnership with state, local and federal agencies, the Company's rescue teams are on call 24 hours a day, seven days a week, 365 days a year. Consistent with its mission to protect animals and their ecosystems, rescue teams mobilize and often travel hundreds of miles to help ill, injured, orphaned or abandoned wild animals in need of the Company's expert care, with the goal of returning them to their natural habitat.

Conference Call

The Company will hold a conference call today, Thursday, February 26, 2026, at 9 a.m. Eastern Time to discuss its fourth quarter and fiscal 2025 financial results. The conference call will be broadcast live on the Internet and the release and conference call can be accessed via the Company's website at www.UnitedParksInvestors.com. For those unable to participate in the live webcast, a replay will be available beginning at approximately 12 p.m. Eastern Time on February 26, 2026, under the "Events & Presentations" tab of www.UnitedParksInvestors.com. A replay of the call can also be accessed telephonically from approximately 12 p.m. Eastern Time on February 26, 2026, through 11:59 p.m. Eastern Time on March 5, 2026, by dialing (800) 770-2030 from anywhere in the U.S. or Canada, or (609) 800-9909 from other international locations and entering the conference code 8036478.

Statement Regarding Non-GAAP Financial Measures

This earnings release and accompanying financial statement tables include several non-GAAP financial measures, including Adjusted EBITDA, Covenant Adjusted EBITDA and Free Cash Flow. Adjusted EBITDA, Covenant Adjusted EBITDA and Free Cash Flow are not recognized terms under GAAP, should not be considered in isolation or as a substitute for a measure of financial performance or liquidity prepared in accordance with GAAP and are not indicative of net income or loss or net cash provided by operating activities as determined under GAAP.

Adjusted EBITDA, Covenant Adjusted EBITDA, Free Cash Flow and other non-GAAP financial measures have limitations that should be considered before using these measures to evaluate a company’s financial performance or liquidity. Adjusted EBITDA, Covenant Adjusted EBITDA and Free Cash Flow as presented, may not be comparable to similarly titled measures of other companies due to varying methods of calculation.

Management believes the presentation of Adjusted EBITDA is appropriate as it eliminates the effect of certain non-cash and other items not necessarily indicative of the Company’s underlying operating performance. Management uses Adjusted EBITDA in connection with certain components of its executive compensation program. In addition, investors, lenders, financial analysts and rating agencies have historically used EBITDA-related measures in the Company’s industry, along with other measures, to estimate the value of a company, to make informed investment decisions and to evaluate companies in the industry.

Management believes the presentation of Covenant Adjusted EBITDA for the last twelve months is appropriate as it provides additional information to investors about the calculation of, and compliance with, certain financial covenants in the Company’s credit agreement governing its Senior Secured Credit Facilities and the indentures governing its Senior Notes and First-Priority Senior Secured Notes (collectively, the “Debt Agreements”). Covenant Adjusted EBITDA is a material component of these covenants.

Management believes that Free Cash Flow is useful to investors, equity analysts and rating agencies as a liquidity measure. The Company uses Free Cash Flow to evaluate its ability to generate cash flow from business operations. Free Cash Flow does not represent the residual cash flow available for discretionary expenditures, as it excludes certain expenditures such as mandatory debt service requirements, which are significant. Free Cash Flow is not defined by GAAP and should not be considered in isolation or as an alternative to net cash provided by (used in) operating, investing and financing activities or other financial data prepared in accordance with GAAP. Free Cash Flow as defined above may differ from similarly titled measures presented by other companies.

This earnings release includes several key performance metrics including total revenue per capita (defined as total revenue divided by attendance), admission per capita (defined as admissions revenue divided by attendance) and in-park per capita spending (defined as food, merchandise and other revenue divided by attendance). These performance metrics are used by management to assess the operating performance of its parks on a per attendee basis and to make strategic operating decisions. Management believes the presentation of these performance metrics is useful and relevant for investors as it provides investors the ability to review financial performance in the same manner as management and provides investors with a consistent methodology to analyze revenue between periods on a per attendee basis. In addition, investors, lenders, financial analysts and rating agencies have historically used similar per-capita related performance metrics to evaluate companies in the industry.

About United Parks & Resorts Inc.

United Parks & Resorts Inc. (NYSE: PRKS) is a global theme park and entertainment company that owns or licenses a diverse portfolio of award-winning park brands and experiences, including SeaWorld®, Busch Gardens®, Discovery Cove, Sesame Place®, Water Country USA, Adventure Island, and Aquatica®. The Company's seven world-class brands span 13 parks in seven markets across the United States and Abu Dhabi, offering experiences that matter with exhilarating thrill and family-friendly rides, coasters, and experiences, inspiring up-close and educational presentations with wildlife, and other various special events throughout the year. In addition, the Company collectively cares for one of the largest zoological collections in the world, is a global leader in animal welfare, training, and veterinary care, and is one of the leading marine animal rescue organizations in the world with a legacy of rescuing and caring for animals that spans nearly 60 years, including coming to the aid of over 42,000 animals in need. To learn more, visit www.UnitedParks.com.

Copies of this and other news releases as well as additional information about United Parks & Resorts Inc. can be obtained online at www.unitedparks.com. Shareholders and prospective investors can also register to automatically receive the Company's press releases, SEC filings and other notices by e-mail by registering at that website.

Forward-Looking Statements

In addition to historical information, this press release contains statements relating to future results (including certain projections and business trends) that are “forward-looking statements” within the meaning of the federal securities laws. The Company generally uses the words such as “might,” “will,” “may,” “should,” “estimates,” “expects,” “continues,” “contemplates,” “anticipates,” “projects,” “plans,” “potential,” “predicts,” “intends,” “believes,” “forecasts,” “future,” “guidance,” “targeted,” “goal” and variations of such words or similar expressions in this press release and any attachment to identify forward-looking statements. All statements, other than statements of historical facts included in this press release, including statements concerning plans, objectives, goals, expectations, beliefs, business strategies, future events, business conditions, results of operations, financial position, business outlook, earnings guidance, business trends and other information are forward-looking statements. The forward-looking statements are not historical facts, and are based upon current expectations, beliefs, estimates and projections, and various assumptions, many of which, by their nature, are inherently uncertain and beyond management’s control. All expectations, beliefs, estimates and projections are expressed in good faith and the Company believes there is a reasonable basis for them. However, there can be no assurance that management’s expectations, beliefs, estimates and projections will result or be achieved and actual results may vary materially from what is expressed in or indicated by the forward-looking statements. These forward-looking statements are subject to a number of risks, uncertainties and other important factors, many of which are beyond management’s control, that could cause actual results to differ materially from the forward-looking statements contained in this press release, including among others: various factors beyond our control adversely affecting attendance and guest spending at our theme parks, including, but not limited to, weather, natural disasters, labor shortages, inflationary pressures, supply chain delays or shortages, foreign exchange rates, consumer confidence, the potential spread of travel-related health concerns including pandemics and epidemics, travel related concerns, adverse general economic related factors including increasing interest rates, economic uncertainty, and recent geopolitical events outside of the United States, and governmental actions; failure to retain and/or hire employees; a decline in discretionary consumer spending or consumer confidence, including any unfavorable impacts from Federal Reserve interest rate actions and inflation which may influence discretionary spending, unemployment or the overall economy; the ability of Hill Path Capital LP and its affiliates to significantly influence our decisions and their interests may conflict with ours or yours in the future; increased labor costs, including minimum wage increases, and employee health and welfare benefit costs; complex federal and state regulations governing the treatment of animals, which can change, and claims and lawsuits by activist groups before government regulators and in the courts; activist and other third-party groups and/or media can pressure governmental agencies, vendors, partners, guests and/or regulators, bring action in the courts or create negative publicity about us; incidents or adverse publicity concerning our theme parks, the theme park industry and/or zoological facilities; a significant portion of our revenues have historically been generated in the States of Florida, California and Virginia, and any risks affecting such markets, such as natural disasters, closures due to pandemics, severe weather and travel-related disruptions or incidents; technology interruptions or failures that impair access to our websites and/or information technology systems; cyber security risks to us or our third-party service providers, failure to maintain or protect the integrity of internal, employee or guest data, and/or failure to abide by the evolving cyber security regulatory environment; implementation of a new financial accounting system, and challenges with the implementation of the system; inability to compete effectively in the highly competitive theme park industry; interactions between animals and our employees and our guests at attractions at our theme parks; animal exposure to infectious disease; high fixed cost structure of theme park operations; seasonal fluctuations in operating results; changing consumer tastes and preferences; adverse litigation judgments or settlements; inability to grow our business or fund theme park capital expenditures; inability to realize the benefits of developments, restructurings, acquisitions or other strategic initiatives, and the impact of the costs associated with such activities; the effects of public health events on our business and the economy in general; unionization activities and/or labor disputes; inability to protect our intellectual property or the infringement on intellectual property rights of others; the loss of licenses and permits required to exhibit animals or the violation of laws and regulations; inability to maintain certain commercial licenses; restrictions in our debt agreements limiting flexibility in operating our business; inability to retain our current credit ratings; our leverage and interest rate risk; inadequate insurance coverage; inability to purchase or contract with third party manufacturers for rides and attractions, construction delays or impacts of supply chain disruptions on existing or new rides and attractions; tariffs or other trade restrictions; environmental regulations, expenditures and liabilities; suspension or termination of any of our business licenses, including by legislation at federal, state or local levels; delays, restrictions or inability to obtain or maintain permits; inability to remediate an identified material weakness; financial distress of strategic partners or other counterparties; actions of activist stockholders; the policies of the U.S. President and their administration or any changes to tax laws; changes or declines in our stock price, as well as the risk that securities analysts could downgrade our stock or our sector; risks associated with the Company's capital allocation plans and share repurchases, including the risk that the Company's share repurchase program could increase volatility and fail to enhance stockholder value, uncertainties and factors set forth in the section entitled “Risk Factors” in the Company’s most recently available Annual Report on Form 10-K, as such risks, uncertainties and factors may be updated in the Company’s periodic filings with the Securities and Exchange Commission (“SEC”). Although the Company believes that these statements are based upon reasonable assumptions, it cannot guarantee future results and readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s opinions only as of the date of this press release. There can be no assurance that (i) the Company has correctly measured or identified all of the factors affecting its business or the extent of these factors’ likely impact, (ii) the available information with respect to these factors on which such analysis is based is complete or accurate, (iii) such analysis is correct or (iv) the Company’s strategy, which is based in part on this analysis, will be successful. Except as required by law, the Company undertakes no obligation to update or revise forward-looking statements to reflect new information or events or circumstances that occur after the date of this press release or to reflect the occurrence of unanticipated events or otherwise. Readers are advised to review the Company’s filings with the SEC (which are available from the SEC’s EDGAR database at www.sec.gov and via the Company’s website at www.unitedparksinvestors.com).

CONTACT:

Investor Relations:

Matthew Stroud

Investor Relations

888-410-1812

Investors@unitedparks.com

Media:

Chris Petrikin
United Parks & Resorts Inc.
chris.petrikin@unitedparks.com

UNITED PARKS & RESORTS INC AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts)

	For the Three Months Ended December 31,		Change		For the Year Ended December 31,		Change
	2025	2024	$	%	2025	2024	$	%
Net revenues:
Admissions	$202,880	$212,863	$(9,983)	(4.7%)	$883,385	$939,629	$(56,244)	(6.0%)
Food, merchandise and other	170,667	171,521	(854)	(0.5%)	779,174	785,672	(6,498)	(0.8%)
Total revenues	373,547	384,384	(10,837)	(2.8%)	1,662,559	1,725,301	(62,742)	(3.6%)
Costs and expenses:
Cost of food, merchandise and other revenues	27,501	29,086	(1,585)	(5.4%)	127,563	131,407	(3,844)	(2.9%)
Operating expenses (exclusive of depreciation and amortization shown separately below)	185,421	187,272	(1,851)	(1.0%)	765,874	749,690	16,184	2.2%
Selling, general and administrative expenses	58,553	49,872	8,681	17.4%	227,749	216,898	10,851	5.0%
Severance and other separation costs (a)	565	-	565	ND	1,463	577	886	153.6%
Depreciation and amortization	45,103	42,398	2,705	6.4%	174,474	163,438	11,036	6.8%
Total costs and expenses	317,143	308,628	8,515	2.8%	1,297,123	1,262,010	35,113	2.8%
Operating income	56,404	75,756	(19,352)	(25.5%)	365,436	463,291	(97,855)	(21.1%)
Other expense (income), net	4,745	(23)	4,768	NM	4,759	64	4,695	NM
Interest expense	32,567	49,917	(17,350)	(34.8%)	134,140	167,762	(33,622)	(20.0%)
Loss on early extinguishment of debt and write-off of debt issuance costs and discounts (b)	-	1,487	(1,487)	ND	—	3,939	(3,939)	ND
Income before income taxes	19,092	24,375	(5,283)	(21.7%)	226,537	291,526	(64,989)	(22.3%)
Provision for (benefit from) income taxes	4,039	(3,522)	7,561	NM	58,184	64,029	(5,845)	(9.1%)
Net income	$15,053	$27,897	$(12,844)	(46.0%)	$168,353	$227,497	$(59,144)	(26.0%)
Earnings per share:
Earnings per share, basic	$0.28	$0.51			$3.09	$3.82
Earnings per share, diluted	$0.28	$0.50			$3.06	$3.79

Weighted average common shares outstanding:
Basic	53,227	55,060			54,566	59,546
Diluted (c)	53,623	55,478			54,991	60,010

UNITED PARKS & RESORTS INC AND SUBSIDIARIES

UNAUDITED RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

(In thousands)

	For the Three Months Ended December 31,		Change		For the Year Ended December 31,		Change
	2025	2024	$	%	2025	2024	$	%
Net income	$15,053	$27,897	$(12,844)	(46.0%)	$168,353	$227,497	$(59,144)	(26.0%)
Provision for (benefit from) income taxes	4,039	(3,522)	7,561	NM	58,184	64,029	(5,845)	(9.1%)
Loss on early extinguishment of debt and write-off of debt issuance costs and discounts	—	1,487	(1,487)	ND	—	3,939	(3,939)	ND
Interest expense	32,567	49,917	(17,350)	(34.8%)	134,140	167,762	(33,622)	(20.0%)
Depreciation and amortization	45,103	42,398	2,705	6.4%	174,474	163,438	11,036	6.8%
Equity-based compensation expense (d)	5,013	4,139	874	21.1%	17,765	14,617	3,148	21.5%
Loss on impairment or disposal of assets and certain non-cash expenses (e)	7,696	20,679	(12,983)	(62.8%)	29,007	33,412	(4,405)	(13.2%)
Business optimization, development and strategic initiative costs (f)	5,900	5,089	811	15.9%	15,118	18,398	(3,280)	(17.8%)
Certain transaction and investment costs and other taxes (g)	56	17	39	229.4%	1,926	3,592	(1,666)	(46.4%)
COVID-19 related incremental costs (h)	146	(5,565)	5,711	NM	892	(3,042)	3,934	NM
Other adjusting items (i)	(415)	1,934	(2,349)	(121.5%)	5,283	6,548	(1,265)	(19.3%)
Adjusted EBITDA (j)	$115,158	$144,470	$(29,312)	(20.3%)	$605,142	$700,190	$(95,048)	(13.6%)
Items added back to Covenant Adjusted EBITDA as defined in the Debt Agreements:
Estimated cost savings (k)					8,700	23,800	(15,100)	(63.4%)
Other adjustments as defined in the Debt Agreements (l)					11,601	6,242	5,359	85.9%
Covenant Adjusted EBITDA (m)					$625,443	$730,232	$(104,789)	(14.4%)

	For the Three Months Ended December 31,		Change		For the Year Ended December 31,		Change
	2025	2024	$	%	2025	2024	$	%
Net cash provided by operating activities	$78,396	$112,468	$(34,072)	(30.3%)	$380,085	$480,139	$(100,054)	(20.8%)
Capital expenditures	50,262	26,223	24,039	91.7%	217,489	248,430	(30,941)	(12.5%)
Free Cash Flow (n)	28,134	86,245	(58,111)	(67.4%)	162,596	231,709	(69,113)	(29.8%)

Net cash used in investing activities	$(50,262)	$(26,223)	$(24,039)	91.7%	$(217,489)	$(248,505)	$31,016	(12.5%)
Net cash used in financing activities	$(149,162)	$(47,187)	$(101,975)	NM	$(178,727)	$(362,663)	$183,936	(50.7%)

UNITED PARKS & RESORTS INC AND SUBSIDIARIES

UNAUDITED BALANCE SHEET DATA

(In thousands)

	As of December 31,
	2025	2024
Cash and cash equivalents	$99,762	$115,893
Total assets	$2,616,274	$2,573,578
Deferred revenue	$143,325	$152,655
Long-term debt, including current maturities:
Term B-3 Loans	$1,523,019	$1,538,442
Senior Notes	725,000	725,000
Total long-term debt, including current maturities	$2,248,019	$2,263,442
Total stockholders' deficit	$(435,806)	$(461,540)

UNITED PARKS & RESORTS INC AND SUBSIDIARIES

UNAUDITED CAPITAL EXPENDITURES DATA

(In thousands)

	For the Year Ended December 31,		Change
	2025	2024	#	%
Capital Expenditures:
Core (o)	$182,438	$177,718	$4,720	2.7%
Expansion/ROI projects (p)	35,051	70,712	(35,661)	(50.4%)
Capital expenditures, total	$217,489	$248,430	$(30,941)	(12.5%)

UNITED PARKS & RESORTS INC AND SUBSIDIARIES

UNAUDITED OTHER DATA

(In thousands, except per capita amounts)

	For the Three Months Ended December 31,		Change		For the Year Ended December 31,		Change
	2025	2024	#	%	2025	2024	#	%
Attendance	4,755	4,881	(126)	(2.6%)	21,169	21,547	(378)	(1.8%)
Total revenue per capita(q)	$78.56	$78.75	$(0.19)	(0.2%)	$78.54	$80.07	$(1.53)	(1.9%)
Admission per capita(r)	$42.67	$43.61	$(0.94)	(2.2%)	$41.73	$43.61	$(1.88)	(4.3%)
In-Park per capita spending(s)	$35.89	$35.14	$0.75	2.1%	$36.81	$36.46	$0.35	1.0%

NM-Not meaningful.

ND-Not determinable

(a) Reflects restructuring and other separation costs and/or adjustments.

(b) Reflects a loss on early extinguishment of debt and write-off of discounts and debt issuance costs associated with the refinancing transactions in 2024.

(c) During the three months and year ended December 31, 2025, there were approximately 1,050,000 and 782,000 anti-dilutive shares excluded from the computation of diluted earnings per share, respectively. During the three months and year ended December 31, 2024, there were approximately 443,000 and 488,000 anti-dilutive shares excluded from the computation of diluted earnings per share, respectively.

(d) Reflects non-cash equity compensation expenses and related payroll taxes associated with the grants of equity-based compensation.

(e) For the three months and year ended December 31, 2025, reflects approximately $1.6 million and $17.5 million, respectively, related to non-cash self-insurance reserve adjustments. For the three months and year ended December 31, 2024, reflects approximately $12.5 million and $21.2 million, respectively, related to non-cash self-insurance reserve adjustments. For the three months and years ended December 31, 2025 and 2024, also includes non-cash expenses related to asset write-offs and costs related to certain rides and equipment which were removed from service.

(f) For the three months and year ended December 31, 2025, reflects business optimization, development and other strategic initiative costs primarily related to: (i) $3.4 million and $7.6 million, respectively, related to the implementation of a new financial accounting system and (ii) $1.5 million and $4.5 million, respectively, of other business optimization costs and strategic initiative costs.

For the three months and year ended December 31, 2024, reflects business optimization, development and other strategic initiative costs primarily related to: (i) $3.3 million and $10.8 million, respectively of third-party consulting costs; and (ii) $1.8 million and $7.0 million, respectively of other business optimization costs and strategic initiative costs

(g) For the year ended December 31, 2025, primarily relates to expenses associated with a share repurchase proposal. For the year ended December 31, 2024, primarily relates to expenses associated with a stockholders' agreement amendment proposal and a share repurchase proposal.

(h) For the three months and year ended December 31, 2025, primarily reflects costs associated with certain legal matters and nonrecurring contractual liabilities and respective assessments related to the previously disclosed temporary COVID-19 park closures.

For the three months and year ended December 31, 2024, primarily reflects a reversal of costs, which had previously been accrued, associated with nonrecurring contractual liabilities and respective assessments related to the previously disclosed temporary COVID-19 park closures.

(i) Reflects the impact of expenses, net of insurance recoveries and adjustments, incurred primarily related to certain matters, which we are permitted to exclude under the credit agreement governing our Senior Secured Credit Facilities due to the unusual nature of the items.

(j)Adjusted EBITDA is defined as net income (loss) before income tax expense, interest expense, depreciation and amortization, as further adjusted to exclude certain non-cash, and other items as described above.

(k) The Company’s Debt Agreements permit the calculation of certain covenants to be based on Covenant Adjusted EBITDA, as defined above, for the last twelve month period further adjusted for net annualized estimated savings the Company expects to realize over the following 24 month period related to certain specified actions, including restructurings and cost savings initiatives. These estimated savings are calculated net of the amount of actual benefits realized during such period. These estimated savings are a non-GAAP Adjusted EBITDA add-back item only as defined in the Debt Agreements and does not impact the Company’s reported GAAP net income (loss).

(l) The Debt Agreements permit the Company’s calculation of certain covenants to be based on Covenant Adjusted EBITDA as defined above, for the last twelve-month period further adjusted for certain costs as permitted by the Debt Agreements including recruiting and retention expenses, public company compliance costs and litigation and arbitration costs, if any.

(m) Covenant Adjusted EBITDA is defined in the Debt Agreements as Adjusted EBITDA for the last twelve-month period further adjusted for net annualized estimated savings among other adjustments as described in footnote (k) and (l) above.

(n) Free Cash Flow is defined as net cash provided by (used in) operating activities less capital expenditures.

(o) Reflects capital expenditures during the respective period for park rides, attractions and maintenance activities.

(p) Reflects capital expenditures during the respective period for park expansion, new properties, revenue and/or expense return on investment (“ROI”) projects.

(q) Calculated as total revenues divided by attendance.

(r) Calculated as admissions revenue divided by attendance.

(s) Calculated as food, merchandise and other revenue divided by attendance.